                                                                    EXHIBIT 15.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd., of our report dated 25 February,
2007, with respect to the financial statements of Magic (Onyx) Magyarorszag
Szoftverhaz Kft. as of December 31, 2005 and 2006 and for each of the two years ended December 31, 2006, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2006.

                                                              /s/ Maria Negyeffy
                                                              ------------------
                                                              Maria Negyeffy
                                                              Registered Auditors

Budapest, 25 June, 2007